Exhibit 99.1

July 24, 2017

FOR IMMEDIATE RELEASE

LNG Developer NextDecade Finalizes Business Combination with Harmony; Will Trade on the NASDAQ under “NEXT”

•	NASDAQ tickers change from “HRMN” and “HRMNW” to “NEXT” and “NEXTW” respectively
•	Trading under new symbols is expected to commence July 25, 2017

NEW YORK, NY and THE WOODLANDS, TX (July 24, 2017) – NextDecade Corporation (“NextDecade”), formerly Harmony Merger Corp. (“Harmony”), announced today that its business combination with NextDecade, LLC has closed. NextDecade’s common stock will now trade on the NASDAQ under the new ticker symbol “NEXT.”

“Today marks an important milestone for NextDecade. As a public company, NextDecade will be able to better serve its stakeholders and realize its goal of providing competitively-priced LNG to the global marketplace,” said Kathleen Eisbrenner, NextDecade’s Chief Executive Officer.

Eric Rosenfeld, formerly Chief Executive Officer of Harmony and now a member of NextDecade’s Board of Directors, added, “The LNG industry is in the midst of a global transformation and the United States is at the forefront of this changing industry. NextDecade is ideally suited to capitalize on this movement with its advantaged geographic location, experienced management team and advanced project portfolio. We are thrilled to have completed our merger and look forward to working together to bring new energy to our allies and partners.”

As a result of the business combination closing, new CUSIP numbers of 65342K 105 and 65342K 113 have been assigned to NextDecade’s common stock and warrants. Information regarding the transaction is available from NextDecade’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 29, 2017. Additional information on the transaction and NextDecade’s special meeting held to approve the transaction, including the results of such meeting, will be included in a Current Report on Form 8-K to be filed by NextDecade with the SEC on or before July 28, 2017. All of the foregoing are or will be available at www.sec.gov and at www.next-decade.com.

Since filing its formal Federal Energy Regulatory Commission (“FERC”) application in May 2016, NextDecade’s primary project, the Rio Grande LNG project in South Texas, has made significant commercial, engineering, environmental and regulatory progress. NextDecade currently anticipates receiving full authorization from all relevant permitting agencies in 2018, laying the groundwork for a final investment decision that same year.

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About NextDecade Corporation

NextDecade was founded as a private company in 2010 by Kathleen Eisbrenner. On July 24, 2017, NextDecade merged with a wholly-owned subsidiary of Harmony Merger Corp. and changed its name to “NextDecade Corporation”. It is now listed on the Nasdaq under the symbol NEXT. Based in The Woodlands, Texas, NextDecade is a developer of LNG projects providing customers access to the full LNG value chain. NextDecade comprises a team of industry leaders with extensive experience in signing major LNG off-take deals, and developing and managing LNG, FLNG, and FSRU projects, as well as associated natural gas and electricity infrastructure around the world. For more information, please visit www.next-decade.com.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “believe”, “expect”, “intend”, “plan”, “potential”, and similar expressions are intended to identify forward-looking statements, and these statements may relate to the business combination transaction. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about NextDecade’s Rio Grande LNG and Rio Bravo pipeline projects and other matters discussed in the “Risk Factors” section of the definitive proxy statement filed by Harmony on June 29, 2017 and other subsequent reports filed with the Securities and Exchange Commission (the “SEC”), all of which are incorporated herein by reference. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

For further information:

INVESTORS

Height for NextDecade | Patrick Hughes | + 1 (202) 629 0004 | phughes@heightllc.com

MEDIA

Ward for NextDecade | Molly LeCronier | +1 (713) 869 0707 | MLeCronier@wardcc.com